EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-215146) and the Registration Statements on Form S‑8 (No. 333-209899, 333-206984) of REGENXBIO Inc. of our report dated March 7, 2017 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
March 7, 2017